Exhibit (a)(1)(E)

Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
International Coal Group, Inc.
at
$14.60 Net Per Share
Pursuant to the Offer to Purchase Dated May 16, 2011
by
Atlas Acquisition Corp.
a wholly owned subsidiary of
Arch Coal, Inc.

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 8:00 A.M., NEW YORK CITY TIME, ON JUNE 14, 2011, UNLESS THE OFFER IS EXTENDED.

To Our Clients:

Enclosed for your consideration are the Offer to Purchase dated May 16, 2011 (the “Offer to Purchase”) and the related Letter of Transmittal (which, together with the Offer to Purchase and any amendments or supplements thereto, collectively constitute the “Offer”) in connection with the tender offer by Atlas Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Arch Coal, Inc., a Delaware corporation (“Arch”), to purchase all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of International Coal Group, Inc., a Delaware corporation (“ICG”), at a purchase price of $14.60 per Share, net to you in cash, without interest. Also enclosed is ICG’s Solicitation/Recommendation Statement on Schedule 14D-9.

We are the holder of record of Shares held for your account. A tender of such Shares can be made only by us as the holder of record and pursuant to your instructions. The enclosed Letter of Transmittal is furnished to you for your information only and cannot be used by you to tender Shares held by us for your account.

We request instructions as to whether you wish us to tender any or all of the Shares held by us for your account, upon the terms and subject to the conditions set forth in the Offer to Purchase and the Letter of Transmittal.

Your attention is directed to the following:

1. The price paid in the Offer is $14.60 per Share, net to you in cash, without interest.

2. The Offer is being made for all outstanding Shares.

3. The Offer is being made pursuant to an Agreement and Plan of Merger dated as of May 2, 2011 (the “Merger Agreement”), among Arch, Merger Sub and ICG. The Merger Agreement provides, among other things, that after consummation of the Offer, Merger Sub will merge with and into ICG (the “Merger”), with ICG continuing as the surviving corporation and a wholly owned subsidiary of Arch. At the effective time of the Merger, each outstanding Share (other than any Shares owned by ICG, Arch, Merger Sub and any of their respective subsidiaries, and any Shares held by stockholders who validly exercise their appraisal rights in connection with the Merger) will be converted into the right to receive the price per Share paid in the Offer, without interest.

4. The board of directors of ICG (the “ICG Board”) unanimously (i) determined that the Offer and the Merger are fair to and in the best interests of ICG and its stockholders, (ii) adopted resolutions approving and declaring the advisability of the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, in accordance with Delaware law and (iii) resolved to recommend that ICG’s stockholders accept the Offer and tender their Shares pursuant to the Offer and, if required, adopt the Merger Agreement.

5. The Offer and withdrawal rights expire at 8:00 a.m., New York City time, on June 14, 2011, unless the Offer is extended by Merger Sub (as extended, the “Expiration Time”).

6. The Offer is conditioned upon, among other things, (i) there being validly tendered in accordance with the terms of the Offer, prior to the expiration date of the Offer and not withdrawn, a number of Shares that, together with the Shares then beneficially owned by Arch and/or Merger Sub, represents at least a majority of the total number of Shares outstanding on a fully diluted basis, and (ii) the expiration or termination of any waiting period in connection with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended. The Offer is also subject to the other conditions described in the Offer to Purchase.

7. Any stock transfer taxes imposed on the sale and transfer of Shares to Merger Sub pursuant to the Offer will be paid by Merger Sub, except as otherwise set forth in Instruction 6 of the Letter of Transmittal. However, you may be subject to backup withholding at the applicable statutory rate, unless the required taxpayer identification information is provided and certain certification requirements are met, or unless an exemption is established. See Instruction 8 of the Letter of Transmittal.

If you wish to have us tender any or all of your Shares, please complete, sign, detach and return to us the instruction form below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified on the instruction form. Your instructions should be forwarded to us in ample time to permit us to submit a tender on your behalf by the Expiration Time.

Payment for Shares will be in all cases made only after such Shares are accepted by Merger Sub for payment pursuant to the Offer and the timely receipt by Computershare Trust Company, N.A. (the “Depositary”) of (a) certificates for such Shares or timely confirmation of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) (a “Book-Entry Confirmation”) with respect to such Shares, (b) a Letter of Transmittal (or a manually signed facsimile thereof), properly completed and duly executed, with any required signature guarantees (or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase) in lieu of the Letter of Transmittal), and (c) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. Under no circumstances will interest be paid on the consideration paid for Shares pursuant to the Offer, regardless of any extension of the Offer or any delay in making payment for Shares.

Merger Sub is not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If Merger Sub becomes aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, Merger Sub will make a good faith effort to comply with that state statute. If, after a good faith effort, Merger Sub cannot comply with the state statute, Merger Sub will not make the Offer to, nor will Merger Sub accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Merger Sub or by one or more registered brokers or dealers licensed under the laws of such jurisdiction.

Instructions Form with Respect to
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
International Coal Group, Inc.
$14.60 Net Per Share
Pursuant to the Offer to Purchase Dated May 16, 2011
by
Atlas Acquisition Corp.
a wholly owned subsidiary of
Arch Coal, Inc.

The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase dated May 16, 2011 (the “Offer to Purchase”), and the related Letter of Transmittal, in connection with the offer by Atlas Acquisition Corp., a Delaware corporation (“Merger Sub”) and a wholly owned subsidiary of Arch Coal, Inc., a Delaware corporation, to purchase for cash all outstanding shares of common stock, par value $0.01 per share (the “Shares”), of International Coal Group, Inc., a Delaware corporation, at a purchase price of $14.60 per Share, net to the seller in cash, without interest thereon, upon the terms and subject to the conditions set forth in the Offer to Purchase and the related Letter of Transmittal.

This will instruct you to tender the number of Shares indicated below (or if no number is indicated below, all Shares) held by you for the account of the undersigned, upon the terms and subject to the conditions set forth in the Offer to Purchase and in the related Letter of Transmittal furnished to the undersigned.

The undersigned understands and acknowledges that all questions as to validity, form, eligibility (including time of receipt) and acceptance of the surrender of any certificate representing Shares submitted on my behalf to Computershare Trust Company, N.A. (the “Depositary”) will be determined by Merger Sub in its sole and absolute discretion (provided that Merger Sub may delegate such power in whole or in part to the Depositary).

Account Number:

Number of Shares to be Tendered:

 shares*

Dated  , 2011

SIGN HERE

Signature(s)

Name(s)

Address(es)

(Zip Code)

Area Code and Telephone Number

Taxpayer Identification or Social Security No.

* Unless otherwise indicated, it will be assumed that all Shares held for the undersigned’s account are to be tendered.

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